SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the,
Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Universal Security Instruments, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

UNIVERSAL SECURITY INSTRUMENTS, INC.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on September 19, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of Annual Meeting of Shareholders, Proxy Statement, 2023 Voting Proxy, 2023 Annual Report and any other Annual Meeting materials are available at http://www.usiannualmeeting.com.

The 2023 Annual Meeting of Shareholders of Universal Security Instruments, Inc. (the “Company”) will be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, on Tuesday, September 19, 2023 at 8:30 a.m., local time, for the following purposes:

1.	To elect one (1) director for a one (1) year term ending at the Annual Meeting of Shareholders to be held in 2024 and until his successor is duly elected and qualifies.

To elect two (2) directors for a two (2) year term ending at the Annual Meeting of Shareholders to be held in 2025 and until their respective successors are duly elected and qualify.

To elect one (1) director for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2026 and until his successor is duly elected and qualifies.

2.	To vote on a non-binding resolution approving the compensation of the executive officers named in the proxy statement.

3.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee of an outside auditing firm for the fiscal year ending March 31, 2024.

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends voting FOR the nominee for Director, FOR approval of the compensation, and FOR the selection of auditors. To vote in person, you must attend the Annual Meeting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 18, 2023 to facilitate timely delivery.

To request a paper copy of these materials for the 2023 Annual Meeting of Shareholders and/or for all future meetings, please do one of the following (you must reference your Shareholder Control Number listed on the label above your name):

  Call our toll free number 1-800-390-4321, Extension 211.
  Send your request by e-mail to usiannualmeeting@universalsecurity.com
  Request a copy at http://www.usiannualmeeting.com.

TO VOTE YOU MUST ACCESS YOUR PROXY MATERIALS AT

http://www.usiannualmeeting.com.

HAVE THIS CARD IN HAND WHEN YOU ACCESS THE WEBSITE.